Exhibit 99.3

Fusion Investor Presentation Transcript

Mike Federle

Thank you for joining us today. I'm Mike Federle, the CEO of Forbes Global Media Holdings. Before we begin, I’d like to remind everyone that our remarks contain some forward-looking statements, and we refer to slides two, three and four of the company investor presentation for a detailed discussion of these forward-looking statements and associated risks.

Today, we are pleased to announce the combination of Forbes Global Media Holdings and Magnum Opus Acquisition Limited. This transaction will enable Forbes to further capitalize on its successful digital transformation, using technology and data-driven insights to create more deeply engaged audiences, and associated high-quality and recurring revenue streams.

Joining me on this call today are Mike York, Forbes CFO, Jonathan Lin, Chairman & CEO of Magnum Opus Acquisition Limited, Frank Han, President of Magnum Opus Acquisition Limited and Kevin Lee, CFO of Magnum Opus Acquisition Limited.

With that, I’ll pass the call off to Jonathan.

Jonathan Lin

Thanks everyone for joining today. On behalf of the Magnum Opus team, we are very excited to present our merger and partnership with Forbes today.

Before we get into the presentation, I would love to take the opportunity to quickly share our story.

When we started Magnum Opus, the first question we really asked ourselves was what would be an ideal target that would be well received by public markets. For us, it came down to three considerations. And with Forbes, it checks our boxes with flying colors. First, on fundamentals. This is a market-leading business at the forefront of consumption and technology. Second, around public market readiness. We have a world class management team, who has built a digital audience of scale, and has made Forbes into much more than a media company, and from a financial standpoint, the business is at record performance, and we expect the best is yet to come. Thirdly, on process dynamics in a competitive market, we have a proprietary transaction. We are fortunate to be able to negotiate this transaction directly with the key shareholders, with no bankers involved, which we believe resulted in a favorable valuation for our investors.

Slide 7

We can jump to the executive summary on page seven. There are six key points that I would like you to take away from this presentation.

First, it starts with our heritage and brand. Iconic, global and in the entrusted information space with over 104 years of history. Second, the industry that we operate in. We operate in the high growth industry fueled by continued digital consumption. Third is our reach and scale. 150 million across multiple platforms as our CEO Mike Federle will speak to, in the highest value cohorts. Fourth is around our strategy, equipped with this large, audience and the data insights we've garnered, we have a clear path to monetize through high quality recurring revenues through membership. Fifth is the fundamentals today, before the new money and our new strategy taking afoot, the business is very healthy with forecasted topline growth of 14%, EBITDA growth of 23%, scalable margins and high cash flow conversion. And finally on valuation, as I mentioned at the opening. Due to our process dynamics, we believe our DSPAC valuation is compelling versus public comparables and precedent transactions. At 11.8 times 2022 estimated EBITDA, we believe we are creating significant upside optionality for the investor. Next, I will pass over to my partner Frank Han, to go through the transaction details.

Frank Han

Slides 8-9

Thanks, John. Once again everyone, I'm Frank Han and the President of Magnum Opus. We are a publicly listed special purpose acquisition vehicle with approximately $200 million cash in trust. As John mentioned, we are valuing Forbes at an enterprise value of $685 million, or $630 million net of tax benefits. This represents a very attractive entry multiple of 2.7 times 2022 revenue and 11.8 times 2023 EBITDA and a growth adjusted entry multiple of 0.2x. We've secured 400 million in concurrent PIPE financing for this proposed transaction from a group of long-only strategic, as well as financial investors amidst very strong demand. After giving effect to the transaction, and assuming no redemptions, the company will have approximately $145 million in cash to charge its growth initiatives.

We will have sources and uses of $830 million for this transaction. The existing shareholders will retain 22% share in the business and remain the largest shareholder, going forward, and the company will have 88.3% free float, following the transaction. Now I'll turn it over to our CEO Mike Federle for the presentation.

Mike Federle

Slides 10-39

Thanks Frank and thanks to you for taking the time to hear our story. I’ll take you through our growth strategy and then a bit of our history. Now, broadly speaking we call our basic growth strategy, “Closing the Gap.” That means closing the gap between our enterprise value versus the much bigger brand value (what we refer to internally at Forbes as “making the business as big as the brand”). We’ve already accomplished a very successful digital transformation. What we’re embarking on now is a conversion of our large, captive audience to a more deeply engaged paid membership ecosystem.

So how do we do this? At its core, the media model really hasn’t changed over the years: you create content to attract an audience and then you can monetize through advertising and subscriptions. What has changed, of course, is that through technology and data, we know more about our readers’ interests and habits, and we can use those data-driven insights to create a more deeply engaged audience. Now but before I go into this growth strategy too deeply, let me just give you a brief overview of Forbes.

Our editorial mission has been consistent over our 104-year history. This consistency of message has been, I believe, one of the real keys to building such strong, identifiable brand equity. Though the words have changed over 100 years, our mission remains “to give people the knowledge, the resources, inspiration and connections they need to achieve success.”

And ‘success’ is the key word. If you were to ask 100 readers what Forbes means to them, you might hear, “it’s about wealth, it’s about power, it’s about luxury, it’s about business.” But it really can all be distilled down to one word, and that’s success. And whether it’s in popular culture where many have sung of being on the cover of Forbes to the validation that comes with being on one of our many lists such as 30 Under 30 for young entrepreneurs, the Midas List for the most successful VCs or the many “rich lists” of wealthiest people, celebrities and athletes. One quick example here you’ll see the 50 over 50, which is a list of professional women that we just launched earlier this year. These are women who achieved success later in life. We had over 10,000 people apply or be nominated for an initial 50 slots.

Next, here’s a quick timeline of some highlights over our 104 years. I could talk hours to this slide but I’ll simply say we have a rich history as one of the most famous and recognizable brands -- not only in media, but any industry worldwide. Our brand extensions are testaments to what we refer to as our brand elasticity and our ability to cultivate and convene high-value communities at scale.

We also have a history of leadership in implementing technology innovation in driving our business.

Now here’s a snapshot of our audience. We have this expansive reach of audience both online, offline and globally around the world. That’s a 150 million across multiple platforms, which includes a large social following that’s critical for sharing and amplifying our content as well as creating a deeper affinity for the brand with those who choose to follow us. It all adds up to a top 50 global website on the internet with over 3.5 billion annual pageviews.

But not only is our reach broad, it also reaches the highest-value cohorts that marketers covet and pay more for (namely, the C-suite and high-income households).

This next slide is simply to make the point that we’re operating in very large, addressable market with strong growth tailwinds that are driven by continued digitalization of media.

Now how are we capitalizing on that? We’ve created a rich multiplatform ecosystem around our iconic brand with three highly complementary businesses in Media, Brand Extensions and Consumer. Media – we leverage the brand to attract the highest quality customer base. Brand Extensions – it demonstrates the elasticity I referred to and the reach of our brand, which helps to expand our ecosystem. The consumer revenue represents the biggest upside in our business and is the focus of today’s presentation.

Now, our core product though is high-quality journalism, so it’s imperative we continue to invest to maintain our respected, industry-leading editorial team and continue to innovate with new content models. Our contributor model, launched ten years ago, is a great example of that transformative innovation and our recently launched journalist entrepreneurs, which is a new class of journalists who have large social followings, that we look to convert to paid subscribers. And the entrepreneurial part of “journalist entrepreneur” is that it’s based on a rev share split between the journalist and Forbes.

Now on the advertising side, we work with the best brands in the business. They’re part of our blue chip customer base and Forbes draws the most high-end and brand conscious companies, and they choose to advertise in Forbes because they trust the quality and the integrity of our content. We also have a healthy and broad range of marketers across the highest value verticals in luxury, tech, financial, consulting and business services.

Now on this next slide, in addition to direct and programmatic advertising, we have high-margin recurring revenue streams that showcase and leverage the elasticity of the Forbes brand. These include conferences. Our conferences are great showcases of the brand’s ability to convene important people and to build these communities at scale. Insights: This is our custom research and consulting business that leverages our standing survey panel of executives. Licensing is another example showcasing the elasticity of the brand and our ability to take Forbes into new areas of business. And then reprints shows strength and demand for the brand as a marketing tool for other companies. It provides that validation that I had mentioned earlier.

Now here’s just one example of a license used by the Forbes brand in the education space. The University of Arizona Global Campus licenses our name for its School of Business & Technology. It’s been hugely effective for them with 18,000 students and $230 million in revenues. For us, it’s a great recurring license fee with very little work on our part, but it’s also an indicator that with capital to invest, we can launch or JV our own brand extensions and build significant future value.

Technology and data are at the center of everything we do. It’s the central driver of our conversion strategy. With our multiple consumer touch points we have a deep pool of data that provides insights into our audience. Our multiple tech stacks -- Bertie, our publishing platform, Forbes first party data and AdTech platforms -- these, as well as outside resources like Salesforce and Google Analytics, they all contribute to drive additional data and insights to better understand our audiences. And in turn, this helps us to create bespoke user experiences.

Now further on our tech capabilities, we have a history of early adoption and technology innovation. Forbes One is our first-party data product that provides audience insights to our marketing partners to help them better target various audience cohorts. Bertie is our proprietary, custom-built Content Management System and publishing platform. And our Ad Stack tech is a sophisticated platform highly optimized for volume and revenue yield serving over a billion impressions annually. And as for upcoming innovations, we are a culture of experimentation and innovation. I’m very proud of that, whether it’s testing publishing on the blockchain, using Tokens or coin as user incentives, driving automation wherever we can, developing NFTs and machine learning-driven content recommendations, we are out front and willing to experiment and adopt new ideas.

One quick example of that experiment and innovation. In a first for the publishing industry at the time, we transformed a current cover into an NFT contemporary art piece. We put it up for auction and, lo and behold, it sold at auction for over $300,000. Not only did that surprise us, but it demonstrated the potential to tap both archival and new material for the NFT market.

The next couple of slides give you a quick snapshot of our leading competitive position among users as well as high value cohorts like high-net worth households, c-suite and management. And in addition to our dominant competitive position, these numbers on this slide demonstrate our unique ability to reach and inspire all age groups.

Now our success is the result of a one team ethos across the organization that is led by this great management team that you see here. We have over 200 years of industry experience and nearly 100 years of Forbes experience.

So now, let me introduce you to the growth plan.

The vision here is to leverage our technology and data to monetize our captive audience across both the on-domain and off-domain touchpoints – this to drive our Direct-to-Consumer strategy. By capturing and processing data to better understand our consumers, we can produce personalized, curated content and bespoke new products thus increasing user engagement and affinity with Forbes. A key advantage we have is that we can capture this wider set of consumers by tapping, as I mentioned, both the huge on-domain and off-domain audiences. This is what we refer to as our “complementary ecosystem.”

So how do we do this? We’re already building a direct-to-consumer business where we are converting a small percentage of our captive audience into paying members. Our initial target is to convert less than 1% of our 150 million total audience. This is a target we believe is highly achievable. Now, one note – I should pause here and tell you is that our strategy is not a hard paywall like many other media companies. We believe in the ad model, and we believe it will continue to be strong and growing into the future. Our strategy is a premium products strategy where data and analytics and insights about our various audience cohorts leads to the creation of a bespoke product and experiences that are targeted to those cohorts.

Now this next slide illustrates our conversion strategy. We use the funnel approach of migrating existing audience down the funnel towards greater engagement, loyalty and value. We are starting from a very strong position again in that we already have the top of the funnel – which is our very large audience – so we don’t need to invest in building audience, which is where most brands and companies start from. All we need to focus on is converting them down the funnel from active to engaged to loyal to power users. We do this by creating greater user benefit thus increasing selected content, product and information offerings.

Now let me just give you one example of that. So, one of our audience cohorts is financial advisors. And like a lot of our audience segmentation, it begins with editorial product. We have a top financial advisors list. From that list, we identify the best advisors around the country. We have then created a conference that meets once a year with the winners and people on that list. That generates several million dollars in consumer revenue to participate in the conference. In addition to that, we have created financial advisor profiles. These are LinkedIn-like profiles that allow those people on the list to create these profiles on Forbes.com and with those profiles they can then market themselves. Our tech team has created a set of tools that allows them to go in and change profiles and add and delete different things over time. So with that, we’re able to segment an audience who had a deep interest in content and in Forbes and we were able to then create these bespoke new products by understanding what was important to them and generate new streams of revenue. The profile business for us we believe will be a $10-20 million business over the next several years. Now, as you can see on this slide, the loyal cohort visits this site four times more than the engaged and active cohorts and spends 6x more time on the site. So, as we move users down the funnel, we believe we can increase their lifetime values from over $500 to over $1000 in the high value cohort.

Our strategy now is to begin by focusing on this low hanging fruit, and by that, I mean the verticals where we already have large audiences and an established presence, and where we can create a unique value proposition. So investing is one of those verticals. It’s always been a core editorial feature and one of our most visited content verticals on the site. The combination of existing interest and a rapidly changing market makes it ripe for new content and products. One example of that is Deal Flow, a newsletter we launched just a couple months ago. It’s $12.99 per month tracking M&A and market trend activity.

The education vertical is also a rapidly changing market, moving to online and e-learning. We’ve already proven the power of our brand in education with the Forbes School of Business and there are lots of opportunities to create new content and products in this space. Now one note here – we don’t own Masterclass. We’re showing it here because it’s not hard to imagine a competitive product alongside with paid podcasts that draw on one of Forbes' core strengths which is to attract and gather global thought leaders and experts.

Now entrepreneurs and tech. This is another area that’s core to what we do. The 30 under 30 franchise has created global recognition and interest and is proof of Forbes’ power to convene important audiences around the world.

And finally, luxury – our heritage, established largely by Malcolm Forbes, of yachts, ballooning, fabergé eggs, estates and fabulous parties at chateaus, it’s still very much a part of our brand equity and it’s a regular content feature. The Forbes Travel Guide, which is a four- and five-star rating system around the world of hotels and resorts, and the Forbes Global Properties, which is a consortium of residential real estate brokers selling $2 million and above properties, and very often, with price tags of $10, $20, $30 million on the houses. These are two good examples of the ability to leverage Forbes' brand to cultivate an audience cohort in this category.

So now the second part of our organic growth initiative is built around brand extensions.

We have global footprint across almost all geographic markets and our plan is to continue to work with existing and new regional partners to expand our publication licensing business. It’s great recurring, what I refer to as ‘all margin’ business. In certain key strategic markets, like in China, we’ll create a License-plus strategy, which means a basic license, which gives us a minimum guarantee fee every year, plus an equity interest, which allows us to participate in the upside of a growing market.

Now, Forbes’ brand elasticity that I’ve mentioned allows us to pursue asset-light expansion into high growth and strategic verticals through these brand licenses. I’ve mentioned the Forbes Travel Guides and the School of Business – the third example here on this slide is the Forbes Family Trust, which provides a multi-family office service to high-net-worth families. Now under current initiatives I’ll share that we’ve recently launched a partnership with CAA to create a division called Caravan. It’s a vehicle that connects celebrities to brands. It’s consistent with what we have seen in the rise of celebrities, who consider themselves entrepreneurs and businesspeople and want to be equity owners rather than mere endorsers of products, so people like Jessica Alba or Kevin Durant or Serena Williams or Ashton Kutcher – all of whom have joined us at our conferences talking of themselves as businesspeople, not celebrities. And finally, the chart on the right outlines some of the many potential areas for growth.

So as you’ve already seen, we have a very successful track record of expanding into adjacent verticals. Now I want to share a couple of examples of a couple more products that we have very high hopes for. Forbes shopping is our ecommerce play that generates affiliate revenue. It has a dedicated edit team that compares products and write reviews with links to purchase. This is a rapidly growing business that went from $0-15m in just over two years. And if you can see from the slide here, is still on a torrid growth rate. Marketplace: this is a consumer rating and advisory business. It’s focused initially on credit cards and auto purchases but that we’re extending into health, home and senior living services. It leverages Forbes’ exceptional search ranking that's allowing this business to rapidly grow and fast compete with similar companies like Bankrate and Nerdwallet which have billion dollar valuations. Q.ai is our robo-trading app, empowering everyday investors with sophisticated hedge fund and investing strategies. We have very high hopes for this product as it’s already garnering product awards and, really, garnering these awards before the product is even launched. And more importantly, it’s gained interest from Fidelity, Vanguard and Citi. Each of these companies has called us and has a version of an innovation lab and they see Q.ai as an important new wealth tech platform to reach the millennial and gen z demo who are doing their investing online and without human advisory services. So it’s early days with this product but it’s generating that kind of excitement from the industry and also from consumers – we have 54k people on a waitlist to get on the app as we gate the rollout while we get all the necessary regulatory approvals as an investment app.

And finally, although we will have plenty of opportunities for M&A, we are not counting on it for future growth in this growth plan which is based solely on our direct-to-consumer conversion. Now that said, we’re well positioned in a consolidating marketplace and we’ll opportunistically evaluate potential partnerships as they present themselves.

So with that, I’ll now turn it over to my colleague and Forbes’ Chief Financial Officer, Mike York.

Mike York

Slides 41-45

Here we’re presenting our pro-forma revenue and EBITDA growth through the end of 2022. These numbers are supported by the core businesses that exists today. So that would be before any of the organic growth initiatives that were discussed in the last two sections. We are very confident in this plan and are very bullish on the ad market going forward.

Thus far in 2021 our year-to-date trading and pipeline opportunities are robust, and we believe we are well on our way to achieving these targets. And given the scalability of our digital cost infrastructure and low- to no-cost Branded Businesses, we would expect our margins to improve.

Our businesses were impacted in 2020 by the effects of the global pandemic, materially with our live events. We have quickly recovered from the financial impact of COVID-19, driven by strong growth in digital revenue streams. Through May of 2021 our LTM EBITDA finished at a record high of $43 million. As we invest in our organic growth initiatives, we anticipate our revenue diversification to change significantly in favor of recurring consumer revenues.

Our organic growth plan expects to start compounding in 2023 as our consumer product suite expands. The chart below identifies how we will define success in achieving our organic growth initiatives. With anticipated revenue growth and diversification, coupled with our scalable cost structure, we anticipate our current financial metrics to improve.

On page 9 there was a mention of $55M in tax benefits. So this page identifies the sources of those benefits which exist by the way of existing NOL’s to be carried forward and future amortization of intangible assets that are on our balance sheet today.

Now I'm going to turn it over to Kevin Lee, who's the CFO of Magnum Opus to talk about the valuation.

Kevin Lee

Slides 47-48

Thank you, Mike.

So, across all metrics we were setting up the transaction at an attractive valuation. We purposely identified a wide comp universe to account for the elasticity and strength of the brand for what it is today and what it will become tomorrow.

If we look at the middle of the page, at 11.8 times 2022 estimated EBITDA. Our valuation is at a substantial discount to publishing assets, which are trading at 20.4 times.

But as we have pointed out throughout the presentation. Forbes is much more than a media, or a publishing business. It is a brand that touches data, information and consumer verticals, which, as shown here, are all trading at a significant premium. 16.8 times is a simple average of all the comps on this page, further validating the potential rerating upside I noted earlier.

On a revenue and growth adjusted basis, at 2.7 times, and .19 times respectively, that discount is equally if not more attractive. Again, these are 2022 metrics, which reflects the existing business only and does not include the upside from our organic conversion initiatives or any accretive M&A we mentioned earlier.

We believe, based on our assumption of 1 million paying members under our conversion strategy, we expect EBITDA to increase by multiple folds in the future.

In short, we're getting an iconic brand, and a very solid base business, at an extremely compelling valuation of 11.8 times. And this is really a function of the process dynamics and the proprietary nature of the deal that the Opus team was able to secure.

Moving on here to slide 48. As pointed out earlier Forbes is a strategic asset in a consolidating industry. This is very clear from how branded information assets have traded at significant premiums in the past, where we have seen such assets traded at close to five times sales and almost 26 times EBITDA recently. We feel the Forbes brand ranks even higher than the names shown on this page.

Next, I would like to pass it on to Jonathan for some closing remarks.

Jonathan Lin

Thank you, Kevin. To conclude, in Opus’ view, Forbes is a conversion story of an under-monetized asset with a clear roadmap in doing so. At 11.8 times 2022 estimated EBITDA, we believe we are creating significant upside optionality for the investor, which could be achieved through one, consumer conversion, two, further brand extension, three, QAI monetization, or four, strategic M&A.

Thank you everyone for your time.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement relating to the proposed transaction, which is expected to be filed by Magnum Opus with the SEC and other documents filed by Forbes or Magnum Opus from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the proxy statement to be filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find it

In connection with the proposed transaction, Magnum Opus will file a preliminary proxy statement and a definitive proxy statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read, when available, the preliminary and definitive proxy statements as well as other documents to be filed with the SEC because these documents will contain important information about Magnum Opus, Forbes and the proposed transaction. The definitive proxy statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The preliminary and definitive proxy statements, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statements when those are filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.